Exhibit 99 (a)

NASDAQ: BOKF

For more information:                      Steven Nell
                                           Chief Financial Officer
                                           BOK Financial
                                           (918) 588-6319

                                           Danny Boyd
                                           Corporate Communications Manager
                                           BOK Financial
                                           (918) 588-6348



        BOK Financial Corporation Board Declares 3 Percent Stock Dividend

     TULSA, Okla. (Tuesday, April 27, 2004) -- The board of directors of BOK Financial Corporation (Nasdaq: BOKF) declared a 3 percent stock dividend payable on or about May 31 to shareholders of record on May 10.

     BOKF is a regional financial services company with total assets of $13.7 billion at March 31, 2004. The company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing and an electronic funds transfer network. Holdings include Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Bank of Oklahoma, N.A., Bank of Texas, N.A., Colorado State Bank and Trust, N.A., the TransFund electronic funds network and broker/dealer BOSC, Inc. Shares of BOK Financial are traded on the Nasdaq under the symbol BOKF. For more information visit our web site at www.bokf.com.